FXCM Inc. Announces Second Quarter 2012 Results

Record growth in client equity to over $1.2 billion - up 20% from year-end 2011

Releases July 2012 Operating Metrics

Second Quarter 2012 Highlights:

•	Revenues of $91.7 million, down 11% versus the same period in 2011
•	Adjusted Pro Forma EBITDA of $21.0 million, down 26% versus the same period in 2011
•	Adjusted Pro Forma net income of $7.9 million, down 50% versus the same period in 2011
•	Adjusted Pro Forma fully diluted earnings per share of $0.11, down 48% versus the same period in 2011
•	US GAAP net income (loss) of $(1.4) million or $(0.06) per fully diluted share versus $3.3 million or $0.19 in the same period in 2011 – includes $15.8 million of one-time items in the quarter, including $11.1 million of non-cash, stock based compensation
•	Customer equity of $1,255 million, up 50% from same period in 2011 and up 20% from December 2011
•	Active accounts of 174,218, up 13% from the same period in 2011 and up 7% from December 2011
•	Completed acquisition of 50.1% of Lucid Markets Trading Ltd., a leading FX market maker in the institutional foreign exchange marketplace

NEW YORK, NY – August 9, 2012 – FXCM Inc. (NYSE: FXCM), a leading online provider of foreign exchange, or FX, trading and related services, today announced for the quarter ended June 30, 2012, revenues under US GAAP of $91.7 million, compared to $103.3 million for the quarter ended June 30, 2011, a decrease of 11%. Adjusted Pro Forma EBITDA for the second quarter 2012 was $21.0 million, compared to $28.5 million for the second quarter 2011, a decrease of 26%. Adjusted Pro Forma Net Income was $7.9 million for the second quarter 2012, compared to $15.6 million for the second quarter 2011, a decrease of 50%. Adjusted Pro Forma fully diluted earnings per share for the second quarter 2012 of $0.11 on a fully exchanged, fully diluted basis, compared to $0.21 per share for the second quarter 2011, a decrease of 48%. U.S. GAAP net income (loss) was $(1.4) million for the second quarter 2012, compared to $3.3 million for the second quarter 2011. U.S. GAAP earnings (loss) per share for the second quarter 2012 was $(0.06) per fully diluted Class A share, compared to $0.19 per fully diluted Class A share for the second quarter 2011.

Second quarter 2012 results under U.S. GAAP included $15.8 million of one-time expenses, including $11.9 million relating to employee severance and the renegotiation of certain employment contracts in its institutional foreign exchange (“FX”) and Contract for Difference (“CFD”) businesses ($11.1 million of which was non-cash, stock based compensation), $2.3 million in regulatory costs in its Japanese business and $1.6 million in due diligence and other acquisition costs. The employee reductions and renegotiation of certain employment contracts in its institutional and retail businesses are expected to lower annual expenses by approximately $5.0 million going forward.

Adjusted Pro Forma results assume the conversion and exchange of all FXCM Holdings, LLC Units into FXCM Inc. Class A common stock, resulting in the elimination of the non-controlling interest and the corresponding adjustment to the entity’s tax provision. In addition, Adjusted Pro Forma results eliminate certain non-recurring charges, including in the second quarter 2012 the $15.8 million of one-time expenses discussed above, and certain equity based compensation expense granted at the time of FXCM’s initial public offering in December 2010.

“FXCM has always been strong with larger retail clients as they are attracted to our brand, agency execution model and platform,” said Drew Niv, Chief Executive Officer. “You are seeing that in our very strong growth in client equity, which has increased 20% from just year-end 2011 to $1.3 billion and increased 50% from June 30, 2011. This positions us well for future volume increases.”

“However, the macro environment for currency trading has been challenging with historically low FX volatility in the second quarter of this year,” continued Niv. “We have taken a number of steps which did not have a material impact in the quarter but should become more significant in the coming quarters.”

“At the end of the June 2012, we completed the acquisition of a 50.1% stake in Lucid Markets Trading Ltd., one of the leading non-bank FX market makers globally, which greatly enhances our capabilities in the institutional marketplace,” said Niv. “In addition, we initiated FastMatch, a joint venture with Credit Suisse, to deploy their technology underpinning the world’s largest equities crossing system. We have re-tooled and tailored the technology to the needs of the global FX market and created a new Electronic Communication Network (ECN) for FX trading. We expect the final release of the FastMatch platform to be available in September 2012.”

“Lastly, we are launching an offering with narrow spreads targeted to small retail customers, a segment that represents the majority of retail FX customers and where we have not been traditionally strong as our agency model has less of an impact. We believe this new offering, which will be offered on a principal execution model, can boost organic growth and capture market share among clients who value narrow spreads.”

FXCM Inc. today announced certain key operating metrics for July 2012 for its retail and institutional foreign exchange businesses. Monthly activities included:

July 2012 Operating Metrics

Retail Trading Metrics

•	Retail customer trading volume(1) of $287 billion in July 2012, 9% lower than June 2012 and 8% lower than July 2011.

•	Average retail customer trading volume per day of $13.0 billion in July 2012, 13% lower than June 2012 and 12% lower than July 2011.

•	An average of 356,255 retail client trades per day in July 2012, 14% lower than June 2012 and 3% lower than July 2011.

•	Tradeable accounts(2) of 206,745 as of July 31, 2012, an increase of 1,634 or 1% from June 2012, and an increase of 34,439 or 19% from June 2011.

Institutional Trading Metrics

•	Institutional customer trading volume(1) of $60 billion in July 2012, 63% lower than June 2012 and flat with July 2011.

•	Average institutional trading volume per day of $2.7 billion in July 2012, 64% lower than June 2012 and 4% lower than July 2011.

•	An average of 6,272 institutional client trades per day in July 2012, 65% lower than June 2012 and flat with July 2011.

“While retail volumes in July 2012 were lower than previous month, they were consistent with the second quarter 2012 average,” Niv added. “However, I am pleased to say that our retail revenue per million came in at the higher end of our recent $90-$100/million range due to a favorable mix of clients trading in the month.”

More information, including historical results for each of the above metrics, can be found on the investor relations page of the Company's corporate website, www.fxcm.com.

This operating data is preliminary and subject to revision and should not be taken as an indication of the financial performance of FXCM Inc. FXCM undertakes no obligation to publicly update or review previously reported operating data. Any updates to previously reported operating data will be reflected in the historical operating data that can be found on the Investor Relations page of the Company’s corporate website, www.fxcm.com.

(1) Volume that FXCM customers traded in period is translated into US dollars.

(2) A Tradeable Account is an account with sufficient funds to place a trade in accordance with FXCM trading policies.

Consolidated Adjusted Pro Forma and U.S. GAAP Results

	Adjusted Pro Forma (thousands except per share amounts)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

Total Revenues	$91,683	$103,339	-11%	$194,273	$197,918	-2%

Referring broker fees	19,968	24,932	-20%	40,157	46,533	-14%
Compensation and benefits	19,830	21,154	-6%	40,939	41,307	-1%
Other expenses	30,879	28,741	7%	67,239	56,033	20%

EBITDA	21,006	28,512	-26%	45,938	54,045	-15%

Depreciation, amortization and interest expense	7,134	4,740	51%	13,584	8,834	54%

Income before income taxes	13,872	23,772	-42%	32,354	45,211	-28%

Income tax provision	5,124	8,140	-37%	11,091	15,840	-30%

Net Income	8,748	15,632	-44%	21,263	29,371	-28%

Net income attributable to non- controlling interest	872	-	0%	872	-	0%

Net Income Attributable to FXCM Inc.	$7,876	$15,632	-50%	$20,391	$29,371	-31%

Pro forma fully exchanged, fully diluted shares outstanding	72,848	75,195	-3%	72,761	75,247	-3%

Earnings Per Share	$0.11	$0.21	-48%	$0.28	$0.39	-28%

	Unaudited U.S. GAAP (thousands except per share amounts)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	% Change

Total net revenues	$91,683	$103,339	-11%	$194,273	$197,918	-2%

Referring broker fees	19,968	24,932	-20%	40,157	46,533	-14%
Compensation and benefits	33,802	23,121	46%	57,019	45,707	25%
Other expenses	34,804	44,741	-22%	71,164	72,033	-1%

EBITDA	3,109	10,545	-71%	25,933	33,645	-23%

Depreciation, amortization and interest expense	7,134	4,740	51%	13,584	8,834	54%

Income before income taxes	(4,025)	5,805	-169%	12,349	24,811	-50%

Income tax provision	(1,109)	2,070	-154%	1,258	2,619	-52%

Net Income	(2,916)	3,735	-178%	11,091	22,192	-50%

Net income attributable to non- controlling interest	(1,475)	420	-451%	9,644	16,081	-40%

Net Income Attributable to FXCM Inc.	$(1,441)	$3,315	-143%	$1,447	$6,111	-76%

Net Income (in thousands)	$(1,441)	$3,315	-143%	$1,447	$6,111	-76%

Net Income per Class A Share
Basic and Diluted	$(0.06)	$0.19	-132%	$0.07	$0.35	-80%

Average Class A shares outstanding	22,296	17,214	36%	20,142	17,266	20%

Selected Operating Metrics

	(Unaudited)			(Unaudited)
	Three Months Ended June 30,			Six Months Ended June 30,
	2012	2011	% Change	2012	2011	%Change

Total trading volume ($ in billions)	$869	$938	-7%	$1,854	$1,759	5%

Total institutional trading volume ($ in billions)	$402	$214	88%	$799	$433	85%

Total active accounts	174,218	154,786	13%	174,218	154,786	13%

Trading days in period	65	65	0%	130	129	1%

Daily average trades	367,051	350,349	5%	372,944	330,220	13%

Daily average trades per active account	2.1	2.4	-13%	2.2	2.3	-4%

Retail trading revenue per million traded	$90	$100	-10%	$92	$97	-5%

Total customer equity ($ in millions)	$1,254.7	$839.0	50%	$1,254.7	$839.0	50%

Non-GAAP Financial Measures

Adjusted Pro Forma EBITDA, Adjusted Pro Forma Net Income and Adjusted Pro Forma Net Income per fully diluted share are non-GAAP financial measures. These measures do not represent and should not be considered as a substitute for net income, net income attributable to FXCM Inc. or net income per Class A share or as a substitute for cash flow from operating activities, each as determined in accordance with GAAP, and our calculations of these measures may not be comparable to similarly entitled measures reported by other companies. See “Adjusted Pro Forma Results” beginning on A-3 of this release for additional information regarding these non-GAAP financial measures and for reconciliations of such measure to the most directly comparable measures calculated in accordance with GAAP.

Declaration of Quarterly Dividend

The company also announced today that its board of directors has declared a quarterly dividend of $0.06 per share on its outstanding Class A common stock. The dividend is payable on October 1st, 2012 to Class A stockholders of record at the close of business on September 19th, 2012.

Conference Call

As previously announced, FXCM Inc. will host a conference call to discuss its results at 8:15 a.m. (EST) today. This conference call will be available to domestic participants by dialing 800.901.5218 and 617.786.4511for international participants. The conference ID number is 91751549.

A live, audio webcast, a copy of FXCM's earnings release, and a presentation and replay of this conference call will also be available at http://ir.fxcm.com/.

Disclosure Regarding Forward-Looking Statements

In addition to historical information, this earnings release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect FXCM Inc.’s current views with respect to, among other things, its operations and financial performance for the future. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,”“expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. FXCM Inc. believes these factors include but are not limited to evolving legal and regulatory requirements of the FX industry, the limited operating history of the FX industry, risks related to the protection of its proprietary technology, risks related to its dependence on FX market makers, market conditions and those other risks described under “Risk Factors” in FXCM Inc.’s Annual Report on Form 10-K and other SEC filings, which are accessible on the SEC website at sec.gov.

These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this presentation and in our SEC filings. FXCM Inc. undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

About FXCM Inc.

FXCM Inc. (NYSE: FXCM) is a global online provider of foreign exchange, or FX, trading and related services to retail and institutional customers world-wide.

At the heart of FXCM's client offering is No Dealing Desk FX trading. Clients benefit from FXCM's large network of forex liquidity providers enabling FXCM to offer competitive spreads on major currency pairs. Clients have the advantage of mobile trading, one-click order execution and trading from real-time charts. FXCM's U.K. subsidiary, Forex Capital Markets Limited, offers Contract for Difference (“CFD”) products with no re-quote trading and allows clients to trade oil, gold, silver and stock indices along with FX on one platform. In addition, FXCM offers educational courses on FX trading and provides free news and market research through DailyFX.com.

Trading foreign exchange and CFDs on margin carries a high level of risk, and may not be suitable for all. Read full disclaimer.

For Media:
Jaclyn Klein, 646-432-2463
Vice-President, Corporate Communications
jsales@fxcm.com

or

For Investors:
Thomas Porac, 646-432-2998
Vice-President, Investor Relations
investorrelations@fxcm.com

ANNEX I

FXCM Inc.
Consolidated Statement of Operations
(In thousands, except per share amounts)
(Unaudited )
	Three Months Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
Revenues
Retail trading revenues	$77,870	93,482	170,596	171,217
Institutional trading revenues	11,220	6,721	17,040	14,100
Trading reveuue	89,090	100,203	187,636	185,317

Interest Income	1,059	933	1,920	1,874
Brokerage interest expense	(78)	(60)	(169)	(133)
Net interest income	981	873	2,089	1,741

Other Income	1,612	2,263	4,886	10,860

Total net revenues	91,683	103,339	194,273	197,918

Operating Expenses

Referring broker fees	19,968	24,932	40,157	46,533
Compensation and benefits	33,802	23,121	57,019	45,707
Advertising and marketing	7,487	7,487	15,757	14,505
Communication and technology	8,611	8,010	16,991	15,369
Trading costs, prime brokerage and clearing fees	1,893	2,190	3,206	4,389
General and administrative	16,813	27,054	35,210	37,770
Depreciation and amortization	6,863	4,740	13,044	8,834

Total operating expenses	95,437	97,534	181,384	173,107

Operating income	(3,754)	5,805	12,889	24,811

Other Expense
Interest on borrowings	271	-	540	-

Income before income taxes	(4,025)	5,805	12,349	24,811
Income tax provision	(1,109)	2,070	1,258	2,619
Net income	(2,916)	3,735	11,091	22,192
Net income attributable to non-controlling interest	(1,475)	420	9,644	16,081

Net income attributable to FXCM, Inc.	(1,441)	3,315	1,447	6,111

Net Income (in thousands)	(1,441)	3,315	1,447	6,111

Net Income per Class A Share
Basic and Diluted	$(0.06)	$0.19	$0.07	$0.35

Average Class A shares outstanding	22,296	17,214	20,142	17,266

A-1

FXCM Inc.
Consolidated Statements of Financial Condition
As ofJune 30, 2012 and December 31, 2011
(Amounts in thousands except for share data)
(Unaudited)
	June 30,	December 31,
_____________________________________________	2012	2011

Assets

Current assets
Cash and cash equivalents	$214,000	$184,721
Cash and cash equivalents, held for customers	1,254,668	1,046,983
Due from brokers	29,032	1,311
Accounts receivables, net	23,978	17,004
Deferred tax asset - current	6,552	6,982
Tax receivable	3,854	2,016
Total current assets	1,532,084	1,259,017

Deferred tax asset	116,519	88,556
Office, communication and computer equipment, net	48,758	39,686
Intangible assets and goodwill, net	418,576	80,656
Other assets	16,809	19,218
Total assets	$2,132,746	$1,487,133

Liabilities and Equity

Current liabilities
Customer account liabilities	$1,254,668	$1,046,983
Accounts payable and accrued expenses	69,430	56,723
Credit agreement	45,000	-
Note payable	87,162
Due to brokers	934	13,495
Deferred tax liability - current	7,581	2,241
Due to related parties - pursuant to tax receivable agreement	4,686	3,575
Total current liabilities	1,469,461	1,123,017

Deferred tax liability	22,256	7,044
Due to related parties - pursuant to tax receivable agreement	84,415	63,639
Total liabilities	1,576,132	1,193,700

Commitments and Contingencies

Stockholders' equity
Class A common stock, par value $0.01 per share;	335	149
3,000,000,000 shares authorized, 33,578,560 and 14,899,391 shares issued and outstanding as of June 30, 2012 and December 31, 2011, respectively
Class B common stock, par value $0.01 per share;	1	1
1,000,000 shares authorized, 100 shares issued
and outstanding as of June 30, 2012 and December 31, 2011, respectively
Additional paid-in-capital	191,248	86,152
Retained earnings	7,746	8,977
Accumulated other comprehensive income	(235)	142
Total stockholders' equity, FXCM Inc.	199,095	95,421
Non-controlling interest	357,519	198,012
Total stockholders' equity	556,614	293,433
Total liabilities and stockholders' equity	$2,132,746	$1,487,133

A-2

Adjusted Pro Forma Results

Throughout the discussion of FXCM Inc.’s results, information is presented on an Adjusted Pro Forma basis, which is a non-generally accepted accounting principles (“non-GAAP”) measure. Adjusted Pro Forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), adjusted to exclude certain items and reflects the conversion of all units of FXCM Holdings, LLC for shares of Class A common stock of FXCM Inc. FXCM believes that the disclosed Adjusted Pro Forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare FXCM’s results across several periods and facilitate an understanding of FXCM’s operating results. The Company uses these measures to evaluate its operating performance, as well as the performance of individual employees. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The differences between Adjusted Pro Forma and U.S. GAAP results are as follows:

1.	Assumed Exchange of Units of FXCM Holdings, LLC for FXCM Inc. Class A Shares. As a result of the exchange of FXCM Holdings units, the non-controlling interest related to these units is converted to controlling interest. The Company’s management believes that it is useful to provide the per-share effect associated with the assumed exchange of all FXCM Holdings units.
2.	Compensation Expense. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate expense relating to stock based compensation associated with the Company’s initial public offering, severance and stock based compensation in connection with the renegotiation of certain employment contracts in the Company’s institutional and retail businesses. The Company’s management believes it is useful to provide the effects of eliminating these expenses.
3.	Income Taxes. Prior to the initial public offering FXCM was organized as a series of limited liability companies and foreign corporations, and even following the initial public offering not all of the Company’s income is subject to corporate-level taxes. As a result, adjustments have been made to the Adjusted Pro Forma earnings to assume that the Company has adopted a conventional corporate tax structure and is taxed as a C corporation in the U.S. at the prevailing corporate rates and the deferred tax assets related to tax benefits for equity-based compensation awards are realized when the stock options are exercised. This assumption is consistent with the assumption that all of FXCM Holdings’ units are exchanged for shares of FXCM Inc. Class A common stock, as discussed in Item 1 above, as the assumed exchange would change the tax structure of the Company.

4.	Regulatory Reserve. During the three months ended June 30, 2011, the Company established a reserve of $16.0 million regarding a settlement with the NFA and ongoing discussions with the CFTC relating to trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings LLC, certain founding members of FXCM Holdings agreed to reimburse the cost of these matters, up to $16.0 million. In July 2011, $16.0 million of additional capital was provided by the respective founding members. Given there was no impact to FXCM Inc.'s net income for the three and six months ended June 30, 2011 as the expense was allocated to such members as permitted under the specific allocations terms of Holdings’ partnership agreement, the Company believes it is useful to provide the effects of eliminating these expenses.
5.	Regulatory Reserve. During the three months ended June 30, 2012, the Company established a reserve of $2.3 million to settle trading system matters with the Financial Services Agency of Japan. The Company’s management believes it is useful to provide the effects of eliminating these expenses.
6.	Acquisition-related costs. Adjustments have been made to the Adjusted Pro Forma Earnings to eliminate acquisition related expenses incurred. The Company’s management believes it is useful to provide the effects of eliminating these expenses.

A-3

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Three Months Ended June 30,
	2012					2011
	As			Adjusted		As			Adjusted Pro
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Forma
Revenues
Retail trading revenues	$77,870	-		$77,870		$93,482	-		$93,482
Institutional trading revenues	11,220	-		11,220		6,721	-		6,721
Trading revenues	89,090	-		89,090		100,203	-		100,203

Interest Income	1,059	-		1,059		933	-		933
Brokerage interest expense	(78)	-		(78)		(60)	-		(60)
Net interest income	981	-		981		873	-		873

Other Income	1,612	-		1,612		2,263	-		2,263

Total net revenues	91,683	-		91,683		103,339	-		103,339

Operating Expenses

Referring broker fees	19,968	-		19,968		24,932	-		24,932
Compensation and benefits	33,802	(13,972	)(1)	19,830		23,121	(1,967	)(5)	21,154
Advertising and marketing	7,487	-		7,487		7,487	-		7,487
Communication and technology	8,611	-		8,611		8,010	-		8,010
Trading costs, prime brokerage and clearing fees	1,893			1,893		2,190	-		2,190
General and administrative	16,813	(3,925	)(2)	12,888		27,054	(16,000	)(6)	11,054
Depreciation and amortization	6,863	-		6,863		4,740	-		4,740

Total operating expenses	95,437	(17,897)		77,540		97,534	(17,967)		79,567

Operating income	(3,754)	17,897		14,143		5,805	17,967		23,772

Other expense
Interest on borrowings	271	-		271		-	-		-

Income before income taxes	(4,025)	17,897		13,872		5,805	17,967		23,772
Income tax provision	(1,109)	6,233	(3)	5,124		2,070	6,070	(3)	8,140
Net income	(2,916)	11,664		8,748		3,735	11,897		15,632

	(1,475)	2,347	(4)	872		420	(420	)(4)	-

Net income attributable to non-controlling interest
Net income attributable to FXCM Inc.	$(1,441)	$9,317		$7,876		$3,315	$12,317		$15,632

Pro Forma fully exchanged, fully diluted weighted average shares outstanding				72,848	(7)				75,195	(7)

Adjusted Pro Forma net income per fully exchanged, fully diluted weighted average shares outstanding				$0.11					$0.21

(1) Represents the elimination of equity-based compensation associated with the IPO, severance and equity based compensation in connection with the renegotiation of certain employment contracts in the Company’s institutional and retail businesses.

(2) Represents the elimination of acquisition-related costs and an adjustment to reflect a reserve established to settle certain trading system matters with the Financial Services Agency of Japan.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 36.9% and 34.2% for the three months ended June 30, 2012 and 2011, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Represents the elimination of equity-based compensation associated with the IPO.

(6) Represents an adjustment to reflect a reserve established relating to a settlement with the National Futures Association (the "NFA") and ongoing discussions with the Commodity Futures Trading Commission (the "CFTC") regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, ("Holdings") certain founding members of Holdings agreed to reimburse the cost of these matters, up to $16.0 million. Consequently, there was no impact to FXCM Inc.'s net income for the three months ended June 30, 2011 as the entire expense was allocated to such funding members. In July 2011, $16.00 million of additional capital was provided the respective founding members.

(7) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

A-4

FXCM Inc.

Adjusted Pro Forma Consolidated Statement of Operations

(In thousands, except per share amounts)

(Unaudited )

	Six Months Ended June 30
	2012					2011
	As			Adjusted		As			Adjusted
	Reported	Adjustments		Pro Forma		Reported	Adjustments		Pro Forma
Revenues

Retail trading revenues	$170,596	-		$170,596		$171,217	-		$171,217
Institutional trading revenues	17,040	-		17,040		14,100	-		14,100
Trading reveuues	187,636	-		187,636		185,317	-		185,317

Interest Income	1,920	-		1,920		1,874	-		1,874
Brokerage interest expense	(169)	-		(169)		(133)	-		(133)
Net interest income	1,751	-		1,751		1,741	-		1,741

Other Income	4,886	-		4,886		10,860	-		10,860

Total net revenues	194,273	-		194,273		197,918	-		197,918

Operating Expenses

Referring broker fees	40,157	-		40,157		46,533	-		46,533
Compensation and benefits	57,019	(16,080	)(1)	40,939		45,707	(4,400	)(5)	41,307
Advertising and marketing	15,757	-		15,757		14,505	-		14,505
Communication and technology	16,991	-		16,991		15,369	-		15,369
Trading costs, prime brokerage and clearing fees	3,206	-		3,206		4,389	-		4,389
General and administrative	35,210	(3,925	)(2)	31,285		37,770	(16,000	)(6)	21,770
Depreciation and amortization	13,044			13,044		8,834			8,834
Total operating expenses	181,384	(20,005)		161,379		173,107	(20,400)		152,707

Operating income	12,889	20,005		32,894		24,811	20,400		45,211

Other expense
Interest on borrowings	540	-		540		-	-		-

Income before income taxes	12,349	20,005		32,354		24,811	20,400		45,211
Income tax provision	1,258	9,833	(3)	11,091		2,619	13,221	(2)	15,840
Net income	11,091	10,172		21,263		22,192	7,179		29,371

Net income attributable to non-controlling interest	9,644	(8,772	)(3)	872		16,081	(16,081	)(3)	-
Net income attributable to FXCM Inc.	$1,447	$18,944		$20,391		$6,111	$23,260		$29,371

Pro Forma fully exchanged, fully diluted weighted average shares outstanding				72,761	(7)				75,247	(7)

Adjusted Pro Forma net income per fully exchanged, fully diluted weighted average shares outstanding				$0.28					$0.39

(1) Represents the elimination of equity-based compensation associated with the IPO, severance and equity based compensation in connection with the renegotiation of certain employment contracts in the Company’s institutional and retail businesses.

(2) Represents the elimination of acquisition-related costs and an adjustment to reflect a reserve established to settle certain trading system matters with the Financial Services Agency of Japan.

(3) Represents an adjustment to reflect the assumed effective corporate tax rate of approximately 34.3% and 35.0% for the six months ended June 30, 2012 and 2011, respectively, which includes a provision for U.S. federal income taxes and assumes the highest statutory rates apportioned to each state, local and/or foreign jurisdiction. The adjustment assumes full exchange of existing unitholders FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(4) Represents the elimination of the non-controlling interest associated with the ownership by existing unitholders of FXCM Holdings, LLC (excluding FXCM, Inc.), as if the unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

(5) Represents the elimination of equity-based compensation associated with the IPO.

(6) Represents an adjustment to reflect a reserve established relating to a settlement with the National Futures Association (the "NFA")and ongoing discussions with the Commodity Futures Trading Commission (the "CFTC") regarding trade execution activities. Pursuant to an agreement with a subsidiary of FXCM Holdings, ("Holdings") certain founding members of Holdings agreed to reimburse the cost of these matters, up to $16.0 million. Consequently, there was no impact to FXCM Inc.'s net income for the six months ended June 30, 2011 as the entire expense was allocated to such funding members. In July 2011, $16.00 million of additional capital was provided the the respective founding members.

(7) Fully diluted shares assuming all unitholders had fully exchanged their FXCM Holdings, LLC units for shares of Class A common stock of the Company.

A-5

FXCM Inc.

Reconciliation of EBITDA to Net Income

(In thousands)

(Unaudited )

	Three Months Ended June 30,				Six Months Ended June 30,
	Adjusted Pro Forma		U.S. GAAP		Adjusted Pro Forma		U.S. GAAP
	2012	2011	2012	2011	2012	2011	2012	2011

Revenues	91,683	103,339	91,683	103,339	194,273	197,918	194,273	197,918

Net income attributable to FXCM Inc.	7,876	15,632	(1,441)	3,315	20,391	29,371	1,447	6,111
Net income attributable to noncontrolling interest	872	-	(1,475)	420	872	-	9,644	16,081
Provision for income taxes	5,124	8,140	(1,109)	2,070	11,091	15,840	1,258	2,619
Depreciation, amortization and interest expense	7,134	4,740	7,134	4,740	13,584	8,834	13,584	8,834
EBITDA	21,006	28,512	3,109	10,545	45,938	54,045	25,933	33,645

A-6